Exhibit 99.1
Toys “R” Us — Delaware, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	November 1, 2008	February 2, 2008	November 3, 2007(a)
			(As restated)
ASSETS
Current Assets:
Cash and cash equivalents	$109	$256	$98
Short-term investments	—	101	—
Accounts and other receivables	105	98	129
Merchandise inventories	2,196	1,354	2,240
Current deferred tax assets	55	63	25
Prepaid expenses and other current assets	47	50	46

Total current assets	2,512	1,922	2,538
Property and equipment, net	1,897	1,861	1,852
Goodwill, net	359	359	359
Deferred tax assets	25	22	—
Due from affiliates, net	289	230	190
Restricted cash	17	15	17
Other assets	70	86	97

	$5,169	$4,495	$5,053

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,362	$854	$1,364
Accrued expenses and other current liabilities	612	608	554
Income taxes payable	10	100	3
Current portion of long-term debt	12	33	29

Total current liabilities	1,996	1,595	1,950
Long-term debt	2,019	1,619	2,113
Note payable to Parent	90	84	82
Deferred tax liabilities	291	322	331
Deferred rent liabilities	190	177	173
Other non-current liabilities	75	72	74
Stockholder’s equity	508	626	330

	$5,169	$4,495	$5,053

(a)	In the fourth quarter of fiscal 2007, we identified errors in the way we had previously accounted for income taxes. As a result, we have restated the Unaudited Condensed Consolidated Balance Sheet as of November 3, 2007.

Toys “R” Us — Delaware, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	November 1, 2008	November 3, 2007	November 1, 2008	November 3, 2007
				(As restated)
Net sales	$1,844	$1,820	$5,520	$5,320
Other revenues (a)	37	35	113	101

Total revenues	1,881	1,855	5,633	5,421
Cost of sales	1,232	1,202	3,596	3,469
Cost of other revenues (a)	9	6	22	18

Gross margin	640	647	2,015	1,934
Expenses:
Selling, general and administrative expenses (a)	664	678	1,872	1,838
Depreciation and amortization	53	53	168	167
Net gains on sales of properties	—	(18)	—	(29)

Total operating expenses	717	713	2,040	1,976

Operating loss	(77)	(66)	(25)	(42)
Other (expense) income:
Interest expense (a) (b)	(42)	(61)	(127)	(168)
Interest income (a) (b)	11	12	31	35

Loss before income taxes	(108)	(115)	(121)	(175)
Income tax benefit (c)	41	43	53	66

Net loss	$(67)	$(72)	$(68)	$(109)

(a)	Includes results from transactions with related parties.

(b)	Certain quarter and year-to-date amounts have been restated (as previously reported in the Unaudited Condensed Consolidated Statements of Operations for the thirteen and thirty-nine weeks ended November 3, 2007) in the current quarter presentation. Such amounts are immaterial and primarily relate to the classification of related party interest income.

(c)	In the fourth quarter of fiscal 2007, we identified errors in the way we had previously accounted for income taxes. As a result, we have restated the Unaudited Condensed Consolidated Statement of Operations for the thirty-nine weeks ended November 3, 2007.

Toys “R” Us — Delaware, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	November 1, 2008	November 3, 2007	November 1, 2008	November 3, 2007(a)
				(As restated)
Cash Flows from Operating Activities:
Net loss	$(67)	$(72)	$(68)	$(109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53	53	168	167
Gain on sales of properties	—	(18)	—	(29)
Deferred income taxes	(11)	(29)	(31)	(33)
Other	13	10	31	33
Changes in operating assets and liabilities:
Accounts and other receivables	(3)	(27)	6	(14)
Merchandise inventories	(909)	(899)	(872)	(1,083)
Prepaid expenses and other assets	(5)	(8)	(7)	(7)
Accounts payable, accrued operating expenses and other liabilities	627	723	547	609
Due from affiliates, net	(5)	(27)	(56)	(85)
Income taxes payable	(39)	(18)	(94)	(47)

Net cash used in operating activities	(346)	(312)	(376)	(598)

Cash Flows from Investing Activities:
Capital expenditures	(95)	(94)	(234)	(170)
Increase in restricted cash	—	—	(2)	(4)
Proceeds from sales of fixed assets	—	41	1	51
Proceeds from sales of short-term investments	—	—	101	—

Net cash used in investing activities	(95)	(53)	(134)	(123)

Cash Flows from Financing Activities:
Long-term debt borrowings	517	550	542	636
Long-term debt repayment	(152)	(178)	(178)	(232)

Net cash provided by financing activities	365	372	364	404

Effect of exchange rate changes on cash and cash equivalents	—	12	(1)	14

Cash and cash equivalents:
(Increase) decrease during period	(76)	19	(147)	(303)
Cash and cash equivalents at beginning of period	185	79	256	401

Cash and cash equivalents at end of period	$109	$98	$109	$98

(a)	In the fourth quarter of fiscal 2007, we identified errors in the way we had previously accounted for income taxes. As a result, we have restated the Unaudited Condensed Consolidated Statement of Cash Flows for the thirty-nine weeks ended November 3, 2007.

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